Exhibit 99.1

NEWS RELEASE

ICF International Reports First Quarter 2015 Results

●	Revenues Increased 12 Percent to $274 Million
●	Commercial Revenue Increased 48 Percent, Driven by Organic and Acquisition Growth in Digital Services
●	Federal Government Revenue Flat, Aligned with Expectations
●	Non-GAAP Diluted EPS Was $0.54(1); Diluted GAAP EPS Was $0.40
●	Contract Wins Were $266 Million, up 46 Percent

FOR IMMEDIATE RELEASE:

Investor    Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com, +1.212.750.5800

Contacts: Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company Information Contact:

Steve Anderson, steve.anderson@icfi.com +1.703.934.3847

FAIRFAX, Va. (May 7, 2015) -- ICF International, Inc. (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, reported results for the first quarter ended March 31, 2015.

First Quarter 2015 Results

“Our first quarter started slowly, but we have seen a pickup in business across several of our key markets, which gives us confidence that we will continue to improve significantly in the second quarter and sustain that performance for the rest of the year.

“We were pleased with the first quarter performance of our commercial digital services business, which posted substantial revenue growth attributed to the contribution of our Olson acquisition and the strong organic growth of our legacy digital services business. Together, digital services accounted for 45 percent of total first quarter commercial revenues,” said ICF Chairman and Chief Executive Officer Sudhakar Kesavan.

“There were two unexpected issues that caused first quarter financial results to be below our expectations. First, certain of our commercial advisory businesses faced contract delays and challenges in the first quarter. Second, we experienced project timing issues in our international government business that reduced its revenue performance, although we expect to re-capture a portion of that work in the second half of this year. The lower utilization rates associated with deferred spending in these areas reduced our EBITDA margin performance in the first quarter. We have reduced the midpoint of our full year revenue and EPS guidance ranges to reflect the slow start to 2015.

(1)Excludes amortization of intangibles, acquisition-related expenses and charges related to office closures, net of tax.

“U.S. federal government revenues were essentially flat compared to those of the prior year. We continued to grow our federal business in the key areas of our domain expertise where we have scale, such as energy, health and IT services, and posted low single-digit revenue growth in these markets. This growth was offset by lower revenues from our safety and security market, similar to the trends we experienced in 2014. Based on our current backlog, we believe that safety and security-related revenues will remain at first quarter levels in the remaining quarters of this year. State and local revenues increased 9.3 percent, but as previously reported, we expect to see a reduction in Superstorm Sandy-related work, now anticipated in this year’s second half.

“ICF had strong contract wins in the first quarter, posting a 46 percent increase in the value of new awards, comprised of double-digit year-on-year growth in our commercial, U.S. federal and international government markets.”

First quarter 2015 revenue was $273.5 million, an 11.6 percent increase from the $245.1 million reported in the 2014 first quarter. Service revenue increased 14.9 percent to $210.3 million. Gross margin expanded to 39.8 percent from 37.3 percent, primarily reflective of the increased contribution of commercial business to total revenues. Adjusted EBITDA was $24.5 million, and adjusted EBITDA margin was 9.0 percent. Net income was $7.9 million, or $0.40 per diluted share. Non-GAAP earnings were $0.54 per diluted share. In last year’s first quarter, the company reported net income of $9.7 million, or $0.48 per diluted share, and non-GAAP earnings were $0.55 per diluted share.

Backlog and New Business Awards

Backlog was $1.8 billion at the end of the first quarter of 2015, up from $1.6 billion at the end of last year’s first quarter. Funded backlog was $833 million, or 46 percent of the total. The total value of contracts awarded in the first quarter of 2015 was $266 million, an increase of 46 percent from the $182 million reported in the comparable period last year.

Commercial Business First Quarter 2015 Highlights

Revenues from commercial clients increased 48 percent in the first quarter to $102 million and represented 37 percent of total revenue. Digital services accounted for 45 percent of commercial revenues. Energy markets, which includes energy efficiency, represented 30 percent of commercial revenues.

Commercial Contracts Awarded in the First Quarter

Commercial awards were $117 million for the first quarter, representing a book to bill ratio of 1.15.

ICF was awarded more than 800 commercial projects globally in the first quarter. Some of the awards included:

■	Energy Markets
■	Energy Efficiency: A $16 million contract with a major U.S. utility in the Midwest to support energy efficiency programs with a full suite of implementation services.

■	Digital Services
■

Customer Loyalty Programs: Four contracts with a combined value of more than $11 million to support customer loyalty programs for a national restaurant chain, a designer eyewear company, an international retailer and a major hotel company.

■

Public Relations and Marketing: Two contracts with a combined value of more than $2.5 million to support public relations and marketing programs for a major soft drink company and a multinational confection company.

Other commercial awards greater than $2 million included a contract to provide energy efficiency support for a major U.S. utility; and a contract to provide support for a residential energy efficiency program for another major U.S. utility.

Government Business First Quarter 2015 Highlights

■	U.S. federal government revenues remained essentially flat at $128.7 million in the first quarter and accounted for 47 percent of total revenue, compared to 53 percent in last year’s first quarter.

■	U.S. state and local government revenues increased 9.3 percent and accounted for 10 percent of total revenue, comparable to the year-ago period.

■

International government revenues decreased 27.3 percent and accounted for 6 percent of total revenue, down from 9 percent in last year’s first quarter. Approximately 45 percent of the year-over-year decrease was a result of the strengthening of the U.S. dollar as compared to the euro and British pound.

Government Contracts Awarded for the 2015 First Quarter

ICF was awarded nearly 100 U.S. federal government contracts and task orders and hundreds of additional contracts from other U.S. state and local and international governments. Some of the awards included:

■

Information Technology: A $19.4 million contract extension with U.S. Department of State’s Bureau of Consular Affairs to provide support to the Consular Systems and Technology Division in eight program areas.

■

Communications and Event Management: A $7.5 million contract with the European Commission’s Directorate-General for Communication to provide event management and communications support to the Europe Direct network.

■

Communications and Event Management: A $7 million contract with the European Commission’s Directorate General Employment, Social Affairs, Skills and Labour Mobility to support public employment services across the 28 member states of the European Union.

■	Training and Technical Assistance: A $6.4 million modification to an existing contract with the State of California to develop an online assessment tool to support California’s welfare case managers.
■

Technical Assistance, Research and Evaluation: A multiple-award indefinite delivery/indefinite quantity contract with a ceiling of $500 million with the U.S. Department of Health and Human Services to provide support to offices throughout the department.

Other individual U.S. federal government awards greater than $2 million included a contract to provide environmental support with the Federal Aviation Administration, a contract to support the Drug Free Communities Grant Oversight System at the Office of National Drug Control Policy, a contract with the U.S. Department of Defense’s Office of the Secretary of the Navy to provide program and IT support for child and youth programs, and a contract with the Administration for Children and Families to support the Children’s Bureau.

Additional awards of more than $1 million each from international governments included providing content production for European Parliament’s EuroparlTV, a contract with the European Commission’s Directorate General for Home Affairs to provide communications support for migration work and another contract with the European Commission to provide communications support for Youth Guarantee to address youth unemployment.

The largest state and local government awards greater than $1 million included two program support contracts to assist victims of Superstorm Sandy, a contract to provide environmental documentation for a California rail project, and a contract with a major university to design and conduct a program supporting education efforts.

Summary and Outlook

“The key drivers of 2015 revenue and earnings growth remain in place. The commercial businesses that underperformed in the first quarter improved as the quarter progressed and we continue to invest in those areas where underlying long term demand for our services is strong. In addition, the outlook for federal state and local government revenues has improved to flat or slightly up for the balance of 2015. Our diversified revenue mix provides ICF a unique opportunity to benefit from higher margin work for commercial clients and the visibility of a contract backlog comprised primarily of multi-year government awards. Additionally, the cross-sell potential brought by our recent Olson acquisition gives us significant long term growth catalysts in both the commercial and government arenas. We have lowered our full year 2015 guidance to reflect first quarter headwinds, but we believe results for the remaining three quarters of this year will reflect average EBITDA margin levels of 10 to 10.5 percent, progressively improving throughout the year, ” Mr. Kesavan concluded.

The table below summarizes ICF’s revised full year 2015 guidance.

Revenue(1)	$1.160 billion to $1.210 billion

Non-GAAP Diluted EPS(2)	$2.68 - $2.83

GAAP Diluted EPS	$2.15 - $2.30

Cash flow from operating activities	$90 million - $100 million

(1)Includes estimated impact of foreign exchange translations and revenues lost as a result of restructuring initiatives in 2014.

(2)Excludes $17.2 million amortization of intangibles, which adds $0.53 to diluted earnings per share, acquisition-related expenses and charges to office closures, net of taxes.

All per share guidance assumes weighted average shares outstanding of approximately 20 million and a full year effective tax rate of 38 percent.

About ICF International

ICF International (NASDAQ:ICFI) provides professional services and technology solutions that deliver beneficial impact in areas critical to the world’s future. ICF is fluent in the language of change, whether driven by markets, technology, or policy. Since 1969, we have combined a passion for our work with deep industry expertise to tackle our clients’ most important challenges. We partner with clients around the globe—advising, executing, innovating—to help them define and achieve success. Our more than 5,000 employees serve government and commercial clients from more than 70 offices worldwide. ICF's website is www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

ICF International, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

	Three months ended
	March 31,
	2015	2014
	(Unaudited)

Gross Revenue	$273,527	$245,052
Direct Costs	164,569	153,730
Operating costs and expenses:
Indirect and selling expenses	84,833	69,637
Depreciation and amortization	3,848	3,076
Amortization of intangible assets	4,315	1,959
Total operating costs and expenses	92,996	74,672
Operating Income	15,962	16,650
Interest expense	(2,564)	(714)
Other expense	(231)	(35)
Income before income taxes	13,167	15,901
Provision for income taxes	5,267	6,185
Net income	$7,900	$9,716

Earnings per Share:
Basic	$0.41	$0.49
Diluted	$0.40	$0.48

Weighted-average Shares:
Basic	19,450	19,804
Diluted	19,838	20,277

Other comprehensive loss:
Foreign currency translation adjustments, net of tax	(2,088)	(347)
Comprehensive income, net of tax	$5,812	$9,369

Reconciliation of Non-GAAP financial measures:

Reconciliation of Service Revenue
Revenue	$273,527	$245,052
Subcontractor and Other Direct Costs*	(63,243)	(62,054)
Service Revenue	$210,284	$182,998

Reconciliation of EBITDA
Operating Income	$15,962	$16,650
Depreciation and amortization	8,163	5,035
EBITDA	24,125	21,685
Acquisition-related expenses**	189	543
Special charges related to office closures	166	—
Adjusted EBITDA	$24,480	$22,228

Reconciliation of Non-GAAP EPS
Diluted EPS	$0.40	$0.48
Acquisition-related expenses, net of tax	0.01	0.02
Special charges related to office closures, net of tax	0.00	—
Amortization of intangibles, net of tax	0.13	0.05
Non-GAAP EPS	$0.54	$0.55

*	Subcontractor and Other Direct Costs exclude Direct Labor and Fringe.
**	Acquisition-related expenses include expenses related to closed and anticipated-to-close acquisitions.

ICF International, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2015	December 31, 2014
	(Unaudited)

Current Assets:
Cash	$7,025	$12,122
Contract receivables, net	276,399	260,254
Prepaid expenses and other	11,572	10,338
Income tax receivable	826	5,715
Total current assets	295,822	288,429
Total property and equipment, net of accumulated depreciation of $61,983 and $58,357 as of March 31, 2015, and December 31, 2014, respectively	40,523	43,241
Other assets:
Goodwill	692,454	687,778
Other intangible assets, net	72,392	76,707
Restricted cash	1,445	1,478
Other assets	13,298	12,707
Total Assets	$1,115,934	$1,110,340

Current Liabilities:
Accounts payable	$54,706	$65,755
Accrued salaries and benefits	39,999	56,314
Accrued expenses and other current liabilities	38,047	42,308
Deferred revenue	36,672	31,554
Deferred income taxes	7,594	7,312
Total current liabilities	177,018	203,243
Long-term liabilities:
Long-term debt	377,299	350,052
Deferred rent	21,116	19,997
Deferred income taxes	24,489	27,886
Other	9,025	8,473
Total Liabilities	608,947	609,651
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.001 per share; 70,000,000 shares authorized; 21,213,939 and 21,035,654 shares issued; and 19,522,388 and 19,430,154 shares outstanding as of March 31, 2015 and December 31, 2014, respectively	21	21
Additional paid-in capital	271,313	267,206
Retained earnings	293,837	285,937
Treasury stock	(53,615)	(49,994)
Accumulated other comprehensive loss	(4,569)	(2,481)
Total Stockholders’ Equity	506,987	500,689
Total Liabilities and Stockholders’ Equity	$1,115,934	$1,110,340

ICF International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Three months ended
	March 31,
	2015	2014
	(Unaudited)
Cash flows from operating activities
Net income	$7,900	$9,716
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash equity compensation	2,880	3,929
Depreciation and amortization	8,163	5,035
Other adjustments, net	(1,196)	(1,103)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Contract receivables, net	(20,757)	(24,246)
Prepaid expenses and other assets	(1,821)	(1,231)
Accounts payable	(10,336)	616
Accrued salaries and benefits	(16,333)	(12,956)
Accrued expenses	(5,218)	5,903
Deferred revenue	7,855	456
Income tax receivable and payable	4,906	3,271
Other liabilities	615	(1,419)
Net cash used in operating activities	(23,342)	(12,029)
Cash flows from investing activities
Capital expenditures for property and equipment and capitalized software	(3,309)	(5,658)
Payments for business acquisitions, net of cash received	(1,818)	(57,716)
Net cash used in investing activities	(5,127)	(63,374)

Cash flows from financing activities
Advances from working capital facilities	122,965	168,516
Payments on working capital facilities	(95,718)	(81,308)
Proceeds from exercise of options	445	1,177
Tax benefits of stock option exercises and award vesting	826	2,435
Net payments for stockholder issuances and buybacks	(3,666)	(3,819)
Net cash provided by financing activities	24,852	87,001
Effect of exchange rate changes on cash	(1,480)	(347)
(Decrease) increase in cash	(5,097)	11,251
Cash, beginning of period	12,122	8,953
Cash, end of period	$7,025	$20,204

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$2,822	$550
Income taxes	$1,786	$582

ICF International, Inc. and Subsidiaries
Supplemental Schedule

Revenue by market	Three Months Ended
	March 31,
	2015	2014

Energy, environment, and infrastructure	34%	35%
Health, education, and social programs	44%	47%
Safety and security	8%	11%
Consumer and financial	14%	7%

Total	100%	100%

Revenue by client	Three Months Ended
	March 31,
	2015	2014

U.S. federal government	47%	53%
U.S. state and local government	10%	10%
International government	6%	9%
Government	63%	72%

Commercial	37%	28%

Total	100%	100%

Revenue by contract	Three Months Ended
	March 31,
	2015	2014

Time-and-materials	44%	50%
Fixed-price	39%	33%
Cost-based	17%	17%

Total	100%	100%